                                                                        EXHIBIT


                            ASSET PURCHASE AGREEMENT





                                 BY AND BETWEEN

                           BRIMSTONE BREWING COMPANY

                                      AND

                             FREDERICK BREWING CO.





                           DATED:   DECEMBER __, 1997


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
                           ASSET PURCHASE AGREEMENT

                               TABLE OF CONTENTS
                                                                         Page
                                                                         ----
Article 1.0   Certain Definitions........................................... 1
        1.1   Certain Definitions........................................... 1

Article 2.0   Sale and Transfer of Certain Assets........................... 1
        2.1   Assets to be Sold and Acquired................................ 1
        2.2   Delivery at Closing........................................... 2
        2.3   Excluded Assets............................................... 2
        2.4   Liabilities Assumed by the Purchaser.......................... 2
        2.5   Purchase Price................................................ 2
              (a) Purchase Price............................................ 2
              (b) Registration Rights....................................... 3
              (c) Proration; Taxes.......................................... 5
        2.6   Allocation.................................................... 5
        2.7   The Closing; Closing Date..................................... 5
              (a) Time and Place............................................ 5
              (b) Risk of Loss.............................................. 5

Article 3.0   Representations and Warranties of the Seller.................. 6
        3.1   Status and Qualification...................................... 6
        3.2   Authorization; Approval....................................... 6
        3.3   Financial Statements.......................................... 7
        3.4   Undisclosed Liabilities....................................... 8
        3.5   Absence of Changes............................................ 8
        3.6   Title to Assets; Intellectual Property........................ 8
              (a) Title to Assets........................................... 8
              (b) Intellectual Property..................................... 9
        3.7   Litigation; Orders............................................ 9
        3.8   Status of Contracts........................................... 9
              (a) Status.................................................... 9
              (b) Power of Attorney.........................................10
        3.9   Assets; Inventory.............................................10
        3.10  Customers and Vendors.........................................10
        3.11  Taxes.........................................................11
        3.12  Insurance.....................................................11
        3.13  Competing Interests...........................................12
        3.14  No Pending Transactions.......................................12
        3.15  Broker's or Finder's Fees.....................................12
        3.16  Representations Regarding the Common Stock....................12
        3.17  Updating of Schedules.........................................14

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
        3.18  Ownership of FBC Common Stock.................................15
        3.19  Correct Information...........................................15

Article 4.0   Representations and Warranties of FBC.........................15
        4.1   Structure; Status.............................................15
        4.2   Authority; No Conflict........................................16
        4.3   Broker's or Finder's Fees.....................................16
        4.4   Litigation; Orders............................................16
        4.5   Authorized FBC Common Stock...................................16
        4.6   Accuracy and Completeness of Reports..........................17

Article 5.0   Covenants.....................................................17
        5.1   Covenants of the Seller.......................................17
        5.2   No Solicitation...............................................19
        5.3   Stockholder Approval..........................................20
        5.4   Access to Information; Confidentiality........................20
              (a) Access to Information.....................................20
              (b) Confidentiality...........................................21
        5.5   Consents; Efforts to Consummate...............................22
        5.6   Public Announcements..........................................22
        5.7   Indemnification...............................................22
              (a) Indemnification by the Seller.............................22
              (b) Indemnification by FBC....................................23
              (c) Limitation................................................23
              (d) Notice....................................................23
              (e) Defense...................................................24
              (f) Non-Exclusive Remedy......................................25
        5.8   Existence.....................................................25

Article 6.0   General Matters...............................................25
        6.1   Survival of Representations and Warranties and
                Related Agreements..........................................25
        6.2   Covenant Not to Disclose......................................25
        6.3   Non-Interference Agreement....................................26
        6.4   Use of the Seller's Name......................................26
        6.5   Employment....................................................26
              (a) Employment................................................26
              (b) Employment Agreement......................................26
        6.6   Failure to Fulfill Conditions.................................26
        6.7   Common Stock Restrictions.....................................27

Article 7.0   Conditions to the Obligations of FBC to Consummate............27
        7.1   Representations and Warranties................................27
        7.2   Performance...................................................27

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
        7.3   Consents and Approvals........................................27
        7.4   Stockholder Approval..........................................27
        7.5   Delivery of Documents.........................................27
        7.6   No Litigation.................................................28
        7.7   Payment of Creditors..........................................28
        7.8   No Material Adverse Change....................................28

Article 8.0   Conditions to Obligations of the Seller
                to Consummate ..............................................28
        8.1   Representations and Warranties................................28
        8.2   Performance...................................................28
        8.3   Consents and Approvals........................................29
        8.4   Officers' Certificate.........................................29
        8.5   Payment of FBC Common Stock...................................29
        8.6   Employment Agreement..........................................29
        8.7   No Litigation.................................................29
        8.8   Delivery of Documents.........................................29

Article 9.0   Termination...................................................29
        9.1   Termination...................................................29
        9.2   Procedure and Effect of Termination...........................30
        9.3   Payment of Expenses and Termination...........................30

Article 10.0  Miscellaneous.................................................30
        10.1  Further Assurances............................................30
        10.2  Notices ......................................................31
        10.3  Governing Law.................................................32
        10.4  Severability..................................................32
        10.5  Entire Agreement; Amendment...................................32
        10.6  Assignment, etc...............................................33
        10.7  Counterparts..................................................33

Signatures    ..............................................................33

Schedules:

       Schedule 2.1............  Assets to be Acquired
       Schedule 2.3............  Excluded Assets
       Schedule 2.4A...........  Liabilities Assumed
       Schedule 3.2...........   Consents and Approvals
       Schedule 3.4............  Undisclosed Liabilities
       Schedule 3.5............  Absence of Changes
       Schedule 3.6A...........  Title to Assets
       Schedule 3.6B...........  Intellectual Property
       Schedule 3.7............  Litigation
       Schedule 3.8............  Contracts
       Schedule 3.8A...........  Third Party Consents
       Schedule 3.11...........  Taxes
       Schedule 3.12...........  Insurance
       Schedule 4.4............  Litigation
       Schedule 7.5............  Renegotiated/Terminated Contracts

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Exhibits:

       Exhibit A...............  Bill of Sale and Assignment of Assets
       Exhibit B...............  Purchase Price Allocation
       Exhibit C...............  Unanimous Stockholder Consent
       Exhibit D...............  Employment Agreement of Mr. Marc Tewey
       Exhibit E...............  Opinion of Venable, Baetjer & Howard, LLP

                            ASSET PURCHASE AGREEMENT


            THIS ASSET PURCHASE AGREEMENT ("Agreement") is entered into as of December ___, 1997 by and among Brimstone Brewing Company, Baltimore, Maryland, a Maryland corporation ("BSB" or the "Seller") and Frederick Brewing Co., Frederick, Maryland, a Maryland corporation ("FBC" or the "Purchaser"). Each of the Purchaser and the Seller shall be a "Party" to this Agreement and together they shall be referred to herein as the "Parties."

                                  WITNESSETH:

            WHEREAS, BSB is in the business of manufacturing and selling kegged and bottled beers (the "Business"), which operations are conducted out of premises located at 3701 Dillon Street, Baltimore, Maryland 21224-5244 (the "Premises");

            WHEREAS, the parties hereto desire to enter into an agreement whereby the Seller will sell, transfer and convey to the Purchaser, and the Purchaser will purchase from the Seller, certain assets currently being utilized by the Seller in its Business upon terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

          ARTICLE 1.0   CERTAIN DEFINITIONS.

                  1.1 Certain Definitions. For purposes of this Agreement, certain terms are defined throughout the Agreement and shall have the meanings given therein.

          ARTICLE 2.0   SALE AND TRANSFER OF CERTAIN ASSETS.

                  2.1 Assets to be Sold and Acquired. Except as otherwise provided in Section 2.3 hereof, at the Closing, the Seller shall sell, transfer, assign, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept all of the assets, properties and rights of the Seller as specifically set forth on Schedule 2.1 to this Agreement (the "Assets"), which Assets shall include: (i) certain packaging and shipping materials and supplies used by the Seller in the production, manufacture, and sale of its beer (the "Product") at the Premises; (ii) certain raw materials, work in process, and finished Product owned by the Seller as of the date of the Closing (the "Inventory"); (iii) all trade secrets, data, knowledge, information, design, formulations, plans, drawings, vendor sources and contacts, distributor contacts, arrangements, agreements and understandings, other customer lists and contracts, manufacturing documentation, quality control documentation and all other documentation relating to the design, production, use and sale of the Product; (iv) the books and records of the Seller used in or relating to the Assets (including but not limited to files, books, forms, correspondence, any other documents having to do in any way with

Asset Purchase Agreement
Page 2



the Assets on paper, microfiche, computer code or other media; (v) all right, title and interest in and to the use of the name "Brimstone Brewing Company," and all of the brands of beer of the Seller, whether or not filed with or approved by the U.S. Bureau of Alcohol, Tobacco and Firearms or any similar state agency and any other corporate or trade name of the Seller and any derivatives, variants or combinations thereof, letterheads, graphics, logos, telephone numbers, post office boxes (other than lockboxes for payments of accounts receivable), trademarks, trademark registrations and applications, trade names, service marks, copyrights and copyright applications and other intellectual property; (vi) all registrations, approvals, consents, acquiescences, licenses and permits used by the Seller relating to the Assets and/or the Product to the extent assignable or transferable; and (vii) all other assets of the Seller as set forth in Schedule 2.1.

                  2.2 Delivery at Closing. In confirmation of the foregoing sale, transfer, assignment, conveyance and delivery of the Assets, the Seller shall execute and deliver to the Purchaser at the Closing a Bill of Sale and Assignment of Assets in the form of Exhibit A to this Agreement.

                  2.3 Excluded Assets. Purchaser shall not acquire from the Seller and the Seller shall not sell to the Purchaser any assets of the Seller except as set forth in Section 2.1 above and in Schedule 2.1. The Assets to be acquired and sold hereunder shall specifically exclude, among others, accounts receivable, accounts payable, cash, equipment, machinery, bottling equipment and beer kegs, and other assets as set forth in Schedule 2.3, which assets shall be retained by the Seller. The Seller may sell all excluded assets in any manner it deems desirable and at any time after the Closing Date, provided that any such sale shall not permit any purchaser thereof to have the ability at any time thereafter to brew beer at the Premises using such excluded assets.

                  2.4 Liabilities Assumed by the Purchaser. Except as set forth in Schedule 2.4.A. hereof, the Purchaser shall not assume and shall have no obligation, liability or responsibility for and the Seller shall release the Purchaser from any and all debts, liabilities, obligations (however incurred), expenses, Taxes, contracts (except contracts assigned to the Purchaser pursuant to Section 2.1, above) or commitments of the Seller, or any predecessor, successor or affiliate thereof, of any kind, character or description.

                  2.5   Purchase Price.

                        (a) Purchase Price. The purchase price ("Purchase Price") in full consideration for the sale, transfer, conveyance, assignment and delivery of the Assets by the Seller shall be equal to eighty thousand (80,000) unregistered shares of FBC common stock, $.00004 par value per share (the "FBC Common Stock").

Asset Purchase Agreement
Page 3



                        (b) Registration Rights. (i) FBC agrees that within 120 days of the Closing Date it will file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of FBC Common Stock to be issued to BSB pursuant to the terms of this Agreement (the "Registration Statement").

                              (ii)  FBC will pay all reasonable registration
expenses in connection with the Registration Statement, including without limitation, all registration, listing and filing fees, fees with respect to filings required to be made with the National Association of Securities Dealers, fees and expenses of compliance with securities or blue sky laws, printing expenses, and fees and expenses of counsel for FBC and of all independent public accountants of FBC (including the expenses of any "comfort" letters or updates thereof required by or incident to the foregoing) in connection with such registration except that all underwriting discounts and commissions, underwriting expenses and transfer taxes, if any relating to the FBC Common Stock shall be paid by the Seller.

                              (iii)       FBC shall immediately notify the
Seller and any managing underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Seller promptly will prepare and furnish to such Seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. The Seller agrees (A) that upon receipt of any notice from FBC of the happening of any event of the kind described above, such holder forthwith will discontinue such holder's disposition of the FBC Common Stock pursuant to the prospectus relating to such securities until such Seller's receipt of the copies of the supplemented or amended prospectus contemplated above, and if so directed by FBC, will deliver to FBC (at FBC's expense) all copies then in such Seller's possession of the prospectus relating to such securities current at the time of receipt of such notice and (B) that it immediately will notify FBC, at any time when a prospectus relating to the registration of such shares is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Seller to FBC in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.



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Asset Purchase Agreement
Page 4



                              (iv)  In the event of any registration of any of
FBC Common Stock under the Securities Act, the Seller shall furnish to FBC in writing such information and affidavits as FBC reasonably requests for use in connection with such registration statement relating to such Seller and such Seller's plan of distribution, and the Seller agrees to indemnify and hold harmless FBC, its directors, officers, each underwriter and each controlling person of FBC, if any, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which FBC, its directors, officers, such underwriter or controlling person may be subject under the Securities Act or under any other statute or at common law, insofar as such losses, claims, damages or liabilities, joint or several (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any selling document or any amended selling document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances in which they were made with respect to any prospectus) not misleading, and shall reimburse FBC, its directors, officers, such underwriter and controlling person for any legal or other expense reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; in each case, to the extent, and only to the extent, that each untrue statement or omission (or alleged untrue statement or omission) is made in reliance upon information furnished to FBC by such Seller for use in the registration statement.

                              (v)   FBC agrees to indemnify and hold harmless
the Seller, its directors, officers and each controlling person of the Seller, if any, against losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Seller, its directors, officers or controlling person may be subject under the Securities Act or under any other statute or at common law, insofar as such losses, claims, damages or liabilities, joint or several (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any selling document or any amended selling document, or (ii) any omission (or alleged omission) to state therein (in light of the circumstances in which they were made with respect to any prospectus) not misleading, and shall reimburse the Seller, its directors, officers and controlling persons for any legal or other expense reasonably incurred by such person in connection with investigating or defending any such loss, claim damage, liability or action; in each case, to the extent, and only to the extent, that each untrue statement or omission (or alleged untrue statement or omission) is made in reliance upon information furnished by FBC and FBC shall not be liable hereunder to the extent that such information was furnished to FBC by the Seller for use in the registration statement.



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Asset Purchase Agreement
Page 5



                              (vi)  FBC shall maintain the effectiveness of the
Registration Statement for no more than nine months.

                        (c) Proration; Taxes. The Seller and the Purchaser agree that all ad valorem, property or other taxes based on the value of the Assets shall be divided and prorated between the Seller and the Purchaser based on the period of ownership or occupancy of the Seller up to and including the Closing Date and of the Purchaser for any period of time thereafter for which such charges have been prepaid by the Seller. The Seller and the Purchaser shall each pay one-half of any transfer and/or sales taxes, tax certificates and/or fees payable to taxing or assessing authorities of the State of Maryland or the United States or any other applicable authority as a result of the sale, transfer, conveyance and assignment of the Assets hereby.

                  2.6 Allocation. The Purchaser and the Seller hereby agree that the Purchase Price and all other capitalized costs shall be allocated and apportioned among the Assets acquired for all purposes (including financial accounting and tax purposes) as set forth on Exhibit B, which Exhibit shall be completed by the parties prior to the Closing Date. The parties further agree to cooperate and be consistent with regard to the filing of Internal Revenue Service ("IRS") Form 8594, or any similar forms required by any state with regard to the agreed upon apportionment.

                  2.7   The Closing; Closing Date.

                        (a) Time and Place. The closing ("Closing") of the transactions contemplated herein shall take place at the office of Elias, Matz, Tiernan & Herrick L.L.P., 734 15th Street, N.W., 12th Floor, Washington, D.C. 20005 at 11:00 a.m., subject to the satisfaction or waiver of all of the conditions precedent hereto, on a date mutually agreed to by the Parties which date shall not be later than February 28, 1998; provided, that if the Closing does not take place on such date it shall take place on such other date, at such other place, or at such other time as the parties may mutually agree upon. The date of the Closing determined as provided herein is referred to herein as the "Closing Date." The Parties agree that time is of the essence with respect to the Closing. The transactions contemplated by this Agreement shall be effective as of the close of business on the Closing Date. At the Closing, the parties hereto will deliver such instruments as are described in Articles 7 and 8 or elsewhere in this Agreement.

                        (b) Risk of Loss. Title, possession and risk of loss for destruction or damage to the Assets shall pass to Purchaser as of the effective time of the Closing; provided, however, that this Section 2.7(b) shall not diminish, limit or otherwise impair in any manner the Purchaser's or the Seller's rights under the other provisions of this Agreement that apportion liability among the Parties with respect to events, occurrences or

Asset Purchase Agreement
Page 6



omissions arising or occurring during specified periods. Notwithstanding anything to the contrary in any statute or regulation, if any Assets located on the Premises are materially damaged or destroyed prior to the Closing Date, this Agreement shall not terminate or otherwise be affected; rather, the Seller shall have the option to repair or replace such Assets and, if necessary, to extend the Closing Date to a date agreed upon by the Purchaser as provided in
Section 2.7(a), in which case the Purchase Price shall not be reduced, and Seller shall have no liability, other than to replace or repair such Assets, to the Purchaser because of any such damage or destruction. If the Seller elects not to replace any destroyed Assets or repair any material damage to the Assets, the Purchaser may terminate this Agreement as provided in Section 9.1 hereof.

          ARTICLE 3.0 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Purchaser as follows:

                  3.1 Status and Qualification. The Seller is a corporation that is duly organized, validly existing and in good standing under the laws of the State of Maryland, has the full power and authority to carry on its Business as it currently is being conducted and to own, lease and operate the property and the assets that it now owns, leases and operates and to execute, deliver and perform this Agreement and the transactions contemplated hereby. The Seller has qualified as a foreign corporation, is in good standing, has obtained all licenses, permits or other authorizations and has taken all other actions required by or under the laws of all jurisdictions and all governmental regulations where the failure to do so would have a material adverse effect on the business, condition (financial or otherwise), results of operations, assets or prospects of the Seller (a "Material Adverse Effect"). The Seller heretofore has delivered to FBC true and complete copies of its Articles of Incorporation and Bylaws, as amended, as in effect as of the date hereof.

                  3.2 Authorization; Approval. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Seller have been duly and effectively authorized by all necessary action, corporate or otherwise. This Agreement is a valid, legally binding and enforceable obligation of the Seller, enforceable in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies subject to the discretion of the court. A certified copy of the resolutions of the Board of Directors of the Seller approving this Agreement and the transactions contemplated hereby has been delivered to FBC, and such copy is complete and correct and such resolutions are in full force and effect on the date hereof and will be in full force and effect on the Closing Date. Except for the notice required to be given to creditors of the Seller pursuant to Section 6-105 of the Maryland Uniform Commercial Code (Annotated Code of Maryland, Commercial Law, Title 6) the execution, delivery, and performance of this Agreement and the consummation of the

Asset Purchase Agreement
Page 7



transactions contemplated hereby by the Seller will not: (i) require the notice or filing with, or approval or consent of any governmental or regulatory body not otherwise contemplated by this Agreement; (ii) except for the consent of the stockholders of the Seller, and except for consents to assignment of the Contracts described in Schedule 3.8.A., require the approval or consent of any other person or entity; (iii) violate any provision of such corporation's Articles of Incorporation or Bylaws, as amended; (iv) violate, conflict with or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any property or assets of the Seller, under (a) any statute or law or any judgment, decree, order, award, writ, injunction, regulation or rule of any court, arbitrator or governmental authority, or (b) any note, bond, mortgage, indenture, deed of trust, license, lease, instrument, contract, commitment, franchise, permit, understanding, arrangement, agreement or restriction of any kind or character that is not satisfied or extinguished at or prior to the Closing; (v) violate any statute, law or regulation as such statute, law or regulation relates to the Seller or its Business; or (vi) result in the creation of any adverse claim on the Seller or any of the Assets.

                  3.3 Financial Statements. The Seller has delivered to FBC true, complete, accurate and correct copies of the Seller's compiled balance sheets for the year ended December 31, 1996, and the related compiled statements of income, retained earnings and cash flows together with the unaudited balance sheet and statements of income, retained earnings and cash flows for the ten months ended October 31, 1997 (the "Financial Statements"). The Financial Statements present fairly the financial condition, results of operations, retained earnings and changes in cash flows of the Seller at such dates and for such periods in accordance with the American Institute of Certified Public Accountants' Statements on Standards for Accounting and Review Services, consistently applied during the periods indicated. The statements of income included in the Financial Statements do not contain any items of special or non-recurring income or expense or any other income not earned or expense not incurred in the ordinary course of business except as expressly specified therein, and such Financial Statements include all adjustments (including all normal recurring accruals for unusual or non-recurring items) considered necessary for a fair presentation, and no adjustments or restatements are or will be necessary in respect of any items of an unusual or non-recurring nature, except as expressly specified herein. Except as described in such Financial Statements there has been no change by the Seller in any method of accounting or keeping of its books of account or accounting practices for the 35 month period ended on October 31, 1997. The Seller shall continue to provide to FBC unaudited balance sheets, statements of income and cash flows within fifteen (15) calendar days after the end of each month prior to the Closing or termination of this Agreement.

Asset Purchase Agreement
Page 8



                  3.4   Undisclosed Liabilities.  Except as set forth on
Schedule 3.4 or as incurred in the ordinary course of business since December 31, 1996, the Financial Statements reflect and disclose any and all material indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility of any nature, whether fixed or unfixed, due or to become due, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise of the Seller required to be disclosed therein. The Seller does not know and has no reason to know of any basis for the assertion against the Seller of any such liability or obligation not fully reflected in the Financial Statements.

                  3.5 Absence of Changes. Except as set forth in Schedule 3.5, since December 31, 1996, there has not been, other than changes in the ordinary course of business that in the aggregate have not been adverse, (i) any material change in the financial position, results of operations, assets, liabilities, net worth, Business or prospects of the Seller, or (ii) any other event or condition of any character (whether or not covered by insurance) that has materially adversely affected or will or is likely to so affect the properties, Business or prospects of the Seller or the financial position, results of operations, or net worth of the Seller, apart from events or conditions affecting the economy or the microbrewing industry generally. Since such date, the Seller has conducted its business only in the ordinary course and has not acquired or disposed of any material assets or engaged in any material transaction.

                  3.6   Title to Assets; Intellectual Property

                        (a) Title to Assets. Except as set forth on Schedule 3.6A, at the Closing, the Seller will own and have good and marketable title to all of the Assets, free and clear of restrictions on or conditions to transfer or assignment, mortgages, liens, pledges, charges, encumbrances, claims, easements, security interests, covenants, title defects or objections or restrictions of any kind, including, without limitation, leases, chattel mortgages, options, conditional sales contracts, collateral security arrangements, and other title or interest retention arrangements or any and all other encumbrances or restrictions of any nature ("Liens"). After the Closing, FBC will own and be the legal, beneficial and registered owner, or have the right to use under a valid lease, all of the Assets of the Seller, free and clear of any Liens other than Permitted Liens. "Permitted Liens" means (i) liens shown on the balance sheet in the Financial Statements as securing specified liabilities (with respect to which no default exists), (ii) liens for current taxes not yet due, and (iii) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not detract from the value of the property subject thereto or impair the operations of the Seller, have arisen only in the ordinary course of business and consistent with past practice and do not preclude or materially adversely affect the continued use of the property to which they relate as used in the operation of the Business of the Seller as currently conducted.

Asset Purchase Agreement
Page 9



                        (b) Intellectual Property. Schedule 3.6B contains an accurate and complete list of all (i) registered and unregistered: trademarks, service marks, trade names, corporate names, company names, fictitious business names, logos, trade dress, artwork, advertising, tap handles, packaging and other source or business identifiers (the "Trademarks"); copyrights and tangible trade secrets (the "Trade Secrets") used in or necessary to conduct the business of BSB as currently conducted, and all registrations and recordings thereof, all applications for registration pending therefor, all extensions and renewals thereof, in any jurisdiction in which BSB operates or does business, and (ii) material licenses, permissions and other agreements used in or necessary to the Business of BSB ((i) and (ii) above together referred to herein as the "Intellectual Property"). BSB certifies that, as of the Closing, BSB has received certificates of label approval ("COLA") from the Bureau of Alcohol, Tobacco and Firearms, as indicated in Schedule 3.6B, and such COLAs are current and in good standing. In regard to the Intellectual Property, (i) the Trademarks and the copyrights are valid, subsisting and enforceable, and the Trademarks and the copyrights are duly recorded in the name of BSB, and can be recorded in the name of FBC, (ii) BSB has, and after the Closing FBC will have, the sole and exclusive ownership and right, free from any Liens, and FBC will have the right to use the Intellectual Property and applications therefor set forth on Schedule 3.6B and the full right to use the trade names, assumed names, fictitious names, technology, know-how and processes referred to in such lists and all trade secrets used in or necessary to the conduct of the Business of BSB, and the consummation of the transactions contemplated hereby will not materially alter or impair any such rights.

                  3.7 Litigation; Orders. Except as set forth on Schedule 3.7, there are no claims, actions, suits, proceedings, grievances, arbitrations, investigations or inquiries pending or, to the best knowledge of the Seller, threatened, at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, arbitrator(s), agency, instrumentality or authority by or against the Seller which: (i) restrain or prohibit or which may restrain or prohibit, or otherwise affect, the consummation of the transactions contemplated hereby;
(ii) materially and adversely affect or which may affect the Seller with respect to the sale of its Assets; or (iii) materially or adversely affect or might affect the Business, operations, condition (financial or otherwise), liabilities, assets, earnings or prospects of the Seller, nor is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation. Neither the Seller nor any of its property or assets is subject to any judgment, arbitration award, order or decree. There are no petitions pending by, against or on behalf of the Seller under any applicable bankruptcy or insolvency laws.

                  3.8 Status of Contracts. (a) Status. Schedule 3.8 lists all contracts to be assigned by the Seller to the Purchaser hereby, including but not limited to, agreements for the sale or distribution of its Products, vendor contracts, supply contracts,

Asset Purchase Agreement
Page 10



license agreements, service agreements and other agreements or instruments (the "Contracts"). There have been and are no material defaults by the Seller under any Contract to which the Seller is a party, nor has any event occurred which, after the giving of notice or, with the passage of time, or both, would constitute a material default under any such Contract. All such Contracts are valid and binding and in full force and effect; the Seller has complied and will have complied with the provisions of its Contracts in all material respects as of the date hereof and as of the Closing Date; and no written notice of a claimed breach has been received by the Seller. Assuming that the Seller obtains the consents described in Schedule 3.8.A., the consummation by the Seller of the transactions herein contemplated will not conflict with, or result in a breach, violation, termination or modification of, any of the terms of any Contract to which the Seller is a party or by which the Seller or any of its properties is or may be bound, or constitute a default thereunder which would prevent or interfere with the consummation of the transactions herein contemplated.

                  (b) Power of Attorney. The Seller has not given any power of attorney (whether revocable or irrevocable) to any individual, partnership, proprietorship, corporation, limited liability company, joint venture, trust or other similar entity or governmental agency or court (a "Person") that is or hereafter may be in force that shall have any effect on such Seller's beneficial or legal ownership of the Assets.

                  True, complete and correct copies of each of the Contracts set forth in Schedule 3.8 have heretofore been provided to FBC by the Seller.

                  3.9 Assets; Inventory. The Assets are workable and useable in the ordinary course of business and are suitable for the uses for which they were intended and are used. The Inventory portion of the Assets of the Seller has been acquired in the ordinary course of business and has been and will be reflected on the books of the Seller in accordance with the GAAP, consistently applied. The Inventory portion of the Assets consists of items of a quality and quantity useable and saleable without substantial discount in the normal course of business. The Seller knows of no material adverse condition affecting the Inventory portion of the Assets.

                  3.10 Customers and Vendors. FBC acknowledges that the Seller's relationships with its customers and vendors are at will relationships and that a customer or vendor may elect to stop doing business with the Seller for a variety of reasons, some of which are beyond the Seller's control. The Seller has received no notice that, and has no knowledge that, any vendor or any distributor or customer of the Seller does not plan to continue to do business with FBC, or plans to reduce its sales to or volume of orders from FBC or will not do business on substantially the same terms and conditions with FBC subsequent to the Closing Date as such vendor, distributor or customer did with the Seller

Asset Purchase Agreement
Page 11



before such date. The Seller will not take any action to influence its customers, distributors or vendors to change or reduce their volume of business activity with FBC after the Closing Date.

                  3.11 Taxes. Except for Taxes that are being contested in good faith by appropriate proceedings and are listed on Schedule 3.11 and except for Taxes that are accrued on the balance sheets that are part of the Financial Statements and are listed on Schedule 3.11 and except as otherwise listed on Schedule 3.11, the Seller has paid all Taxes required to be paid by it through the date hereof. Except as set forth on Schedule 3.11, the Seller has timely filed all returns, reports and other documents and furnished all information required or requested by any federal, state or local governmental agency with respect to its Business or properties (except for tax returns not yet due), and all such returns, reports and other documents and all such information are true, correct and complete in all material respects. No audit of any of the foregoing is in progress, and no extension of time with respect to the date of filing of any of the foregoing is in force. No waiver or agreement by the Seller is in force for the extension of time for the assessment or payment of any of the Taxes. Except for any being contested in good faith as set forth on Schedule 3.11, all deficiencies or other additions to any of the Taxes, including any assessments, interest or penalties thereon, accrued for, applicable to or arising from any period ending on or prior to the date of this Agreement have been timely paid when due prior to the date hereof or have been accrued on the balance sheets which are part of the Financial Statements. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, value added, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States, the State of Maryland, any other state, or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

                  3.12 Insurance. Schedule 3.12 sets forth all policies or binders of fire, liability, worker's compensation, vehicular, disability, employee liability, business interruption, product liability, health, or other insurance (including medical self-insurance) held by the Seller relating to, on behalf of or covering the Business of the Seller (specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than $2,000.00). Such policies and binders are in full force and effect. The Seller is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any material claim under any such policy or binder in due and timely fashion. Except for claims set forth in Schedule 3.12, there are no outstanding unpaid claims under any such policy or

Asset Purchase Agreement
Page 12



binder. The Seller has not received a notice of cancellation or non-renewal of any such policy or binder. The Seller has no knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance. Schedule 3.12 also sets forth the Seller's loss experience for the last three (3) years relating to product liability, worker's compensation and property damage and health and medical coverage.

                  3.13 Competing Interests. Neither the Seller nor, to its knowledge, any of its directors, officers or stockholders have any interest, directly or indirectly, in any corporation, partnership, association, proprietorship, or any other entity or business which is engaged in a similar business, or is a competitor of, or a vendor to, distributor of or customer of, the Seller.

                  3.14 No Pending Transactions. Except for the transactions contemplated by this Agreement, the Seller is not a party to or bound by or the subject of any agreement, undertaking or commitment to: (i) merge or consolidate with, or acquire all or substantially all of the property and assets of, any other Person that in any way would affect the Assets of the Seller; or, (ii) sell, lease or exchange all or substantially all of the Seller's property and assets to any other corporation or Person or enter into any other transaction that in any way would materially adversely affect the Assets of the Seller or the transactions contemplated hereby.

                  3.15 Broker's or Finder's Fees. No agent, broker, Person or firm acting on behalf of the Seller is, or will be, entitled to any commission or broker's or finder's fees from any of the Parties hereto in connection with any of the transactions contemplated herein.

                  3.16 Representations Regarding the Common Stock. The Seller represents, certifies and warrants to FBC that:

                        (a) it is and its stockholders are "accredited investors" as defined by Regulation D promulgated under the Securities Act;

                        (b) its stockholders have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the FBC Common Stock The Seller has received the FBC 1996 Annual Report to Stockholders, the proxy statement for the 1997 Annual Meeting of Stockholders, the Form 10-K for the year ended December 31, 1996 and the Form 10-Q for the nine months ended September 30, 1997. The Seller recognizes that acquisition of the FBC Common Stock involves certain risks and has taken full cognizance of and understands such risks. In deciding whether to

Asset Purchase Agreement
Page 13



acquire the FBC Common Stock pursuant to this Agreement, the Seller has weighed these risks against any perceived benefits of owning the FBC Common Stock;

                        (c) Seller has had the opportunity to perform such due diligence regarding FBC as it has deemed necessary and to ask questions of, and receive answers from, management of FBC and has sought and received such independent accounting, legal and tax advice as the Seller has considered necessary to make an informed investment decision with respect to the FBC Common Stock;

                        (d) the Seller is aware that no federal or state agency has made any finding or determination as to the fairness of the FBC Common Stock, nor has any agency made any recommendation or endorsement of the FBC Common Stock;

                        (e) during the last five (5) years, neither the Seller nor any director, officer or stockholder of the Seller has been:

                              (i)   convicted of nor pleaded nolo contendere to
any felony or misdemeanor in connection with the purchase or sale of any security or in connection with the making of any false filing with the Securities and Exchange Commission ("SEC") or any state securities administrator, or of any felony involving fraud or deceit, including but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny, conspiracy to defraud or theft;

                              (ii)  subject to any order, judgment, or decree
of any court of competent jurisdiction temporarily or preliminary restraining or enjoining, or are subject to any order, judgment, or decree of any court of competent jurisdiction, permanently restraining or enjoining that person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or in connection with the making of any false filing with the SEC or any state securities administrator;

                              (iii) subject to a United States Postal
Service false representation order; or

                              (iv)  subject to any state administrative order
entered by a state securities administrator in which fraud or deceit was found;

                        (f) the Seller is acquiring the FBC Common Stock for its own account and not with a view to resale or distribution, and, no agreements, arrangements or understandings exist with respect to the transfer, sale, voting or disposition of such securities;

Asset Purchase Agreement
Page 14



                        (g) the Seller understands that stop transfer instructions relating to the Common Stock will be placed in FBC's stock register and that the certificates representing the FBC Common Stock will bear legends that shall read:

            "The shares of Common Stock represented by this certificate have been issued pursuant to a claim of exemption from the registration or qualification requirements of federal and state securities laws and may not be sold or transferred without registration or qualification or otherwise except pursuant to an applicable exemption therefrom evidenced by an opinion of counsel satisfactory to the issuer hereof."

            "Except with the prior written consent of Frederick Brewing Co., the shares of Common Stock represented by this certificate may not be sold, pledged, hypothecated, gifted or otherwise transferred or disposed of until [THE DATE WHICH IS 181, 271 OR 366 (AS APPROPRIATE) DAYS AFTER THE CLOSING DATE.]"

                        (h) the Seller realizes that (i) the acquisition of the FBC Common Stock is a long-term investment; (ii) the Seller must bear the economic risk of such investment until the restrictive holding period expires and because the FBC Common Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any similar state law, it cannot be sold unless so registered or an exemption from registration is available; and

                        (i) the Seller believes that an investment in the FBC Common Stock is suitable for it based upon its investment objectives and financial needs and the stockholders of the Seller have adequate means of providing for their current financial needs and have no need for liquidity of their investment with respect to the FBC Common Stock.

                  3.17 Updating of Schedules. The Seller shall notify FBC of any changes, additions or events which may cause any change in or addition to any Schedules delivered by it under this Agreement, promptly after the occurrence of same and no later than the Closing Date by delivery of updates of all Schedules, including future quarterly and annual Financial Statements. No notification made pursuant to this Section 3.17 shall be deemed to cure any breach of any representation or warranty made in this Agreement or any Schedule unless FBC shall specifically agree thereto in writing, nor shall any such notification be considered to constitute or give rise to a waiver by FBC of any condition set forth in this Agreement unless specifically waived in writing by FBC.

Asset Purchase Agreement
Page 15



                  3.18 Ownership of FBC Common Stock. As of the date hereof, neither the Seller nor any stockholder of the Seller, (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of FBC common stock.

                  3.19 Correct Information. All representations, warranties, covenants, schedules, exhibits, documents, certificates, reports or statements furnished or to be furnished to FBC by or on behalf of the Seller in connection with this Agreement or the transactions contemplated hereby are true, complete and accurate in all material respects. Without limiting the specificity of such representations or warranties made in this Agreement or information furnished pursuant hereto to FBC has not failed to disclose to FBC any facts material to the Business, operations, condition (financial or otherwise), liabilities, assets, earnings, working capital or prospects of the Seller.

          ARTICLE 4.0   REPRESENTATIONS AND WARRANTIES OF FBC.

                  FBC hereby represents and warrants to the Seller as follows:

                  4.1 Structure; Status. (i) The authorized capital stock of FBC consists of nine million (9,000,000) shares of FBC common stock and one million (1,000,000) shares of FBC preferred stock, no par value par share (the "FBC Preferred Stock"). As of November 30, 1997, there were ________ shares of FBC common stock issued and outstanding, and there were ________ shares of FBC Preferred Stock (Series A, B and C) issued and outstanding. All outstanding shares of FBC common stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of FBC common stock has been issued in violation of the preemptive rights of any person, firm or entity. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of FBC, except for (A) shares of FBC Common Stock issuable pursuant to the FBC 1995 Stock Option Plan and the FBC Non- employee Directors Stock Option Plan and (B) by virtue of this Agreement and (C) pursuant to certain Rights to convert the FBC Preferred Stock into FBC common stock. For purposes of this Agreement, "Rights" shall mean any warrants, options, rights, convertible or exchangeable securities and other arrangements or commitments that obligate an entity to issue or dispose of any of its capital stock or ownership interests.

                              (ii)  FBC is a corporation duly organized,
validly existing and in good standing under the laws of the State of Maryland, has full power and authority to carry on its businesses as it is now conducted and to own, lease and operate the property and assets that it now owns, leases and operates and to execute and deliver this Agreement and to perform the transactions contemplated hereby.

Asset Purchase Agreement
Page 16



                  4.2 Authority; No Conflict. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by FBC will, on the Closing Date, have been duly and effectively authorized by all necessary corporate action of FBC, and this Agreement will, on the Closing Date, be a valid and legally binding obligation of FBC, enforceable in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies subject to the discretion of the court. A certified copy of the resolutions of the Board of Directors of FBC approving this Agreement and the transactions contemplated hereby will be delivered to the Seller, and such copies will be complete and correct and such resolutions will be in full force and effect on the dates of their respective adoption. Except for, if required by Maryland law or the rules of the Nasdaq Stock Market or the National Association of Securities Dealers, Inc., the vote of the stockholders of FBC and the approval of Signet Bank/Maryland ("Signet"), the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by FBC will not: (i) require the approval or consent of any governmental or regulatory body not otherwise contemplated by this Agreement, except for compliance with applicable federal and state ("blue sky") securities laws in connection with the issuance of the FBC Common Stock pursuant to this Agreement; (ii) require the approval or consent of any other person or entity;
(iii) violate any provision of FBC's Articles of Incorporation or Bylaws; or
(iv) violate any statute, law or regulation as such statute, law or regulation relates to FBC.

                  4.3 Broker's or Finder's Fees. No agent, broker, Person or firm acting on behalf of FBC is, or will be, entitled to any commission or broker's or finder's fees from any of the Parties hereto in connection with any of the transactions contemplated herein.

                  4.4 Litigation; Orders. Except as set forth on Schedule 4.4, there are no claims, actions, suits, or proceedings, grievances, arbitrations, investigations or inquiries pending or, to the best knowledge of FBC, threatened, at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, arbitrator(s), agency, instrumentality or authority by or against FBC that restrains or prohibits or that may restrain or prohibit or otherwise affect, the consummation of the transactions contemplated hereby.

                  4.5 Authorized FBC Common Stock. FBC has sufficient authorized shares of common stock in order to issue the FBC Common Stock to the Seller at the Closing. The FBC Common Stock to be issued to the Seller pursuant to Section 2.5(a) hereof shall, on the Closing Date, be duly authorized, validly issued, fully paid and non- assessable and free and clear of all Liens of FBC.

Asset Purchase Agreement
Page 17



                  4.6 Accuracy and Completeness of Reports. FBC has delivered a true, correct and complete copy of the annual report submitted to its shareholders for its fiscal year ended December 31, 1996 (the "Annual Report"), its annual report for such year on Form 10-K (the "Form 10-K"), the Proxy Statement for the 1997 Annual Meeting of Stockholders ("Proxy Statement") and the Form 10-Q for the quarter ended September 30, 1997 (the "Form 10-Q") (the Annual Report, the Form 10-K, the Proxy Statement and the Form 10-Q
collectively are referred to herein as the "SEC Filings").   The SEC Filings do
not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

          ARTICLE 5.0   COVENANTS.

                  5.1 Covenants of the Seller. Except as contemplated by this Agreement or as expressly agreed to in writing by FBC, during the period from the date of this Agreement to the Closing Date, the Seller will conduct its operations according to its ordinary and usual course of business consistent with past practice, will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and maintain satisfactory relationships with licensors, licensees, vendors, employees, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, prior to the Closing Date, the Seller will not, without the prior written consent of FBC:

                        (a) pay any dividends or other distributions (cash or otherwise);

                        (b) redeem or repurchase or otherwise acquire its capital stock, subdivide or reclassify its shares of capital stock, pay any bonus increase the wages or salaries of its employees, increase the fees to its directors, increase compensation to any consultants or other professionals, commit itself to any new or renewed collective bargaining agreement or to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other compensation or benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any person, to amend or make any payment or contribution (other than in the ordinary course of business and consistent with past practice) with respect to any of such plans or any of such agreements in existence on the date hereof except as may be required to comply with applicable law notice of which shall be provided to FBC;

Asset Purchase Agreement
Page 18



                        (c) except in the ordinary course of business or as otherwise contemplated hereby purchase, dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any of its properties or assets or make any capital expenditure in excess of $1,000;

                        (d) enter into any other agreements, commitments or contracts that, individually or in the aggregate, are material to the Seller, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business, consistent with past practice and not in excess of current requirements, or otherwise make any material change in the conduct of its Business or operations of the Seller;

                        (e) authorize, recommend, propose or announce an intention to authorize, recommend, propose, or enter into any agreement in principle or an agreement with respect to any merger, consolidation or business combination (except for this Agreement), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights not in the ordinary and usual course of business;

                        (f) incur or guarantee any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) material to the Seller or pay, discharge or satisfy any Lien or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than liabilities shown or the balance sheet as of October 31, 1997 in the Financial Statements and liabilities incurred after the date thereof in the ordinary course of business in normal amounts, and no such payment, discharge or satisfaction shall be affected other than in accordance with the ordinary payment terms relating to the liability paid, discharged or satisfied;

                        (g) permit or allow its properties or assets, real, personal or mixed, tangible or intangible, to be mortgaged, pledged or subjected to any Lien, except for Permitted Liens;

                        (h) cancel any debts or claims except in the ordinary course of business and consistent with past practice, or waive any rights of material value;

                        (i)   permit any intellectual property right to lapse;

                        (j) issue, grant or sell any shares of its capital stock or any equity interest or security, or issue, grant or sell any security, option, warrant, call,

Asset Purchase Agreement
Page 19



subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the issuance, sale, pledge or other disposition of any shares of its capital stock or any equity interest or security;

                        (k) make any change in any accounting principles, practices or methods, including their principles, practices or methods relating to calculation of reserves for receivables;

                        (l) pay, loan, or advance any amount to or in respect of, or sell, transfer or lease any property or assets (real, personal or mixed, tangible or intangible) to, or enter into any transaction with or for the benefit of, any director, officer or stockholder or any of their respective affiliates or associates;

                        (m) enter into any lease or sub-lease of real property or material lease of personal property;

                        (n) terminate or amend, or fail to perform any of its obligations or cause any breach under, any Contract set forth in Schedule 3.8. The Seller will exercise its best efforts to renew each of the Contracts set forth on Schedule 3.8 which is scheduled to terminate prior to the Closing Date;

                        (o) use its best efforts not permit the insurance referred to in Schedule 3.12 to lapse, expire, terminate or be cancelled;

                        (p) violate in any material respect any laws, regulations, or orders applicable to it and its properties, operations, Business and employees;

                        (q)   amend its Articles of Incorporation or Bylaws; or

                        (r)   agree to do any of the foregoing.

                  5.2 No Solicitation. The Seller shall not, and the Seller shall use its best efforts to cause its stockholders, officers, directors, employees, agents, affiliates and representatives (including, without limitation, investment bankers, attorneys and accountants) not to, directly or indirectly, (i) initiate contact with, solicit or encourage any inquiries or proposals by, or (ii) except as required by applicable law as advised in writing by counsel acceptable to FBC, enter into any discussions or negotiations with, or disclose directly or indirectly any information not customarily disclosed concerning its Business and properties to, or afford any access to its properties, books and records to, any Person or other entity or group in connection with any possible proposal (an "Acquisition Proposal") regarding a sale of the Seller's capital stock or a merger, consolidation, or sale of all or a substantial

Asset Purchase Agreement
Page 20



portion of the assets of the Seller, or any similar transaction. The Seller will notify FBC immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested, with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or indicated to be forthcoming. The foregoing restrictions on disclosures shall not apply to disclosures required to be made by any law, regulation or order of a court or governmental agency of competent jurisdiction; provided, however, before any disclosure is made the Seller shall notify FBC immediately of any such request for information and shall take all reasonable action to support any request or motion FBC may make for confidential treatment or a protective order.

                  5.3 Stockholder Approval. The stockholders of the Seller shall, by virtue of their execution of the Unanimous Stockholder Consent attached hereto as Exhibit C be deemed to have provided their written consent to the sale of the Assets contemplated hereby and to have waived any rights they may have under Maryland law to dissent therefrom.

                  5.4   Access to Information; Confidentiality.

                          (a)   Access to Information.

                              (i)   Between the date of this Agreement and the
earlier of the Closing Date or the date of the termination of this Agreement, the Seller shall provide to FBC and its representatives full access to its premises, properties, equipment, books and records as are related to the Business and shall make its directors, officers, employees and agents available to confer with FBC and its representatives; and during such period, the Seller shall: (i) disclose and make available to FBC and its representatives all documents and records relating to the assets, properties, operations, obligations and liabilities of the Seller, including but not limited to, all books of account (including the general ledger), tax records and returns, minute books of directors', committees', and stockholders' meetings, organizational documents, material contracts, customer list and agreements, filings with and communications from any governmental authority, litigation files, accountants' work papers, plans or records relating to employees and any other business activities of the Seller as FBC or its representatives may require; and (ii) promptly furnish to FBC all other information concerning the Seller's Business, properties and personnel as FBC may request. During this period, FBC may perform any review, analysis or testing that it, in its sole discretion, deems appropriate. FBC will use its best efforts not to unduly interfere with the business operations of the Seller during such review. Throughout this period, the Seller will cause Mr. Marc Tewey and one or more other designated representatives to confer with FBC's representatives on a regular and frequent basis and to report the general status of the Seller's ongoing condition and operations. In

Asset Purchase Agreement
Page 21



addition, the Seller will permit FBC to communicate with its agents, customers and creditors. The Seller will notify FBC immediately of any material change in the ordinary course of its Business or in the operations of its properties or of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution, continuation or the threat of litigation involving the Seller or its affiliates or affiliated persons and will keep FBC fully informed of such events.

                              (ii)  Between the date of this Agreement and the
earlier of the Closing Date or the date of termination of this Agreement, FBC shall provide to the Seller such information concerning FBC as the Seller may reasonably request relating to the business, condition (financial or otherwise), results of operations and prospects of FBC. The Seller will use its best efforts not to unduly interfere with the business operations of FBC during such review. Throughout this period, FBC will cause Mr. Kevin E. Brannon to confer with the Seller on a regular and frequent basis and to report the general status of FBC's ongoing condition and operations. The Seller hereby agrees that, as of the date hereof, it will use its best efforts to prevent its stockholders, directors and officers from buying or selling any shares of FBC Common Stock during this period.

                        (b) Confidentiality. The Parties hereto will hold and will cause their respective employees, officers, directors, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process and then only with written notice prior to disclosure to the disclosing party, all documents and information concerning the disclosing party furnished to the receiving party in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the receiving party other than through a breach of a confidentiality agreement by such party or a third party; (ii) in the public domain through no fault of the receiving party; or (iii) later lawfully acquired by the receiving party from other sources) (the "Confidential Information"), will not use such Confidential Information except to evaluate and consummate this transaction (and, if this transaction is consummated, in the business of FBC or any affiliate thereof thereafter) and will not release or disclose the Confidential Information to any other person, except the receiving party's auditors, attorneys, financial advisors and other consultants and advisors and lending institutions (including banks) or lending authorities in connection with this Agreement (it being understood that such persons shall be informed by the receiving party of the confidential nature of such information and shall be directed by the receiving party to treat such information confidentially). If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained for a period of one (1) year from the date of termination of this Agreement, except to the extent the Confidential Information comes into the public domain through no fault of the receiving party. If requested by the disclosing party, the receiving party will return to the disclosing party, all physical materials furnished by the disclosing party to the receiving party or their

Asset Purchase Agreement
Page 22



respective agents, representatives or advisors and all copies thereof, in whatever medium, and all materials prepared by the receiving party which evaluate or reflect the Confidential Information. It is understood that the receiving party shall be deemed to have satisfied its obligation to hold the Confidential Information confidential if it exercises the same care as it takes to preserve confidentiality for its own similar information. The disclosing party will be entitled to equitable relief in the event of a breach by the receiving party of the provisions contained in this Section 5.4(b).

                  5.5 Consents; Efforts to Consummate. The Seller and FBC will each use their respective best efforts to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement. Each of the Seller and FBC agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date of this Agreement and after the Closing Date thereof, the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated herein.

                  5.6 Public Announcements. The Seller and FBC will consult with each other before issuing any press release or otherwise making any public statements with respect to the Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or judicial or administrative process.

                  5.7   Indemnification.

                        (a) Indemnification by the Seller. The Seller agrees to indemnify and hold FBC, and its respective officers, directors, employees and agents and their respective heirs, successors and assigns (collectively, the "FBC Group"), harmless against, and to reimburse FBC Group for any Damage or Tax imposed on or incurred by any of the FBC Group (an "FBC Loss") because of or arising out of or related to or in connection with:

                              (i)   any breach of any of the Seller's
representations or warranties or any failure to perform or violation of any agreement or covenant on the part of the Seller under this Agreement or under any other agreement referred to herein or contemplated hereby to which the Seller is a signatory;

                              (ii)  the operation of the Business of the Seller
or the ownership or use of the Assets prior to the Closing Date; and

Asset Purchase Agreement
Page 23




                              (iii) any and all actions, suits,
proceedings, demands, assessments, judgments, out-of-pocket costs and reasonable attorneys' fees (in preparation, at trial and on appeal) of any nature incident to the foregoing;

                              (iv)  For purposes of this Agreement, "Damage"
shall mean all damages, and includes, without limitation, consequential damages, punitive damages, liabilities, costs, losses, diminutions in value, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action costs, compliance costs, investigation expenses, arbitration expenses, consultant fees, attorneys' and paralegals' fees, and litigation expenses.

                        (b) Indemnification by FBC. FBC agrees to indemnify and hold the Seller's respective officers, directors, employees and agents and their respective heirs, successors and assigns (collectively, the "Seller Group"), harmless against, and to reimburse Seller Group for any Damage or Tax imposed on or incurred by any of Seller Group (a "Seller Loss") because of or arising out of or related to or in connection with:

                              (i)   any breach of any of FBC's representations
or warranties or any failure to perform or violation of any agreement or covenant on the part of FBC under this Agreement or any other agreement referred to herein or contemplated hereby;

                              (ii)  the ownership or use of the Assets after
the Closing Date; and

                              (iii) any and all actions, suits, proceedings,
demands, assessments, judgments, out-of-pocket costs and reasonable attorneys' fees (in preparation, at trial and on appeal) of any nature incident to the foregoing.

                        (c) Limitation. For purposes of this Section, the total amount of indemnification to be provided by the Seller and FBC under Sections 5.7(a) and 5.7(b), respectively above, shall not exceed the dollar amount of the Purchase Price based upon the closing price of the FBC Common Stock on the Closing Date as determined by the Nasdaq Small Cap Market.

                        (d) Notice. The indemnified party promptly shall notify the indemnifying party of any claim that is reasonably likely to give rise to a claim for indemnification under this Agreement (a "Damage Claim") asserted by such party or by a third party, stating, to the extent known, with detailed specificity the nature and basis of the Damage Claim. The failure to give promptly any such notice shall not relieve the indemnifying party from any liability hereunder with respect to the subject matter of any

Asset Purchase Agreement
Page 24



Damage Claim except to the extent that the indemnifying party actually has been damaged by such failure. If the indemnifying party shall have confirmed in writing its obligation to indemnify for any liability asserted in any Damage Claim, then the indemnifying party shall have, at its election, the right to compromise or defend such Damage Claim involving the assertion of liability by a third party at the indemnifying party's sole expense, through counsel chosen by it, provided that, in conducting such defense, settlement and compromise:
(i) the indemnifying party shall not permit to exist any lien, encumbrance or other adverse charge upon any asset or business of the indemnified party; (ii) the indemnifying party shall cause its counsel to consult with the indemnified party and, if applicable, the indemnified party's counsel and keep them fully advised of the progress of the defense, settlement and compromise; and (iii) the indemnifying party promptly shall reimburse the indemnified party for the full amount of any Damages resulting from such Damage Claim except to the extent otherwise provided in the next sentence. If the indemnifying party is required hereunder or elects to conduct the defense of such Damage Claim, the indemnified party shall cooperate with the indemnifying party in connection therewith and shall be entitled to participate in the defense thereof and to appoint counsel for that purpose, except that the cost of any such participating counsel shall be solely for the account of the indemnified party and the indemnifying party shall have no responsibility therefor unless: (i) the indemnifying party shall not have notified the indemnified party that it will assume the defense of such Damage Claim and have designated counsel reasonably acceptable to the indemnified party within a reasonable time of the notice of such Damage Claim; or (ii) the named parties to any proceeding with respect to such Damage Claim (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be, in the opinion of counsel selected by the indemnifying party, inappropriate due to actual or potential differing interests between them. As long as the indemnifying party is contesting any such Damage Claim in good faith in accordance with the foregoing requirements, the indemnified party shall not pay or settle any such Damage Claim. Notwithstanding the foregoing, the indemnified party may pay or settle any such Damage Claim at any time, provided that the indemnified party waives any right to indemnity therefor by the indemnifying party.

                        (e) Defense. In the event that the indemnifying party fails within thirty (30) days after the receipt of notice of such Damage Claim to notify the indemnified party and to confirm in writing its obligation to indemnify for any liability in such Damage Claim, the indemnified party shall have the right to defend, settle or compromise the Damage Claim in its discretion; provided, however, that the indemnifying party shall have the right to participate in the defense of such Damage Claim at its own expense. The indemnifying party shall promptly reimburse the indemnified party for the full amount of any Damages resulting from such Damage Claim and any defense, settlement or compromise thereof and all reasonable related costs incurred by the indemnified party.

Asset Purchase Agreement
Page 25



                        (f) Non-Exclusive Remedy. The indemnification provisions in this Agreement shall not be deemed to preclude the exercise of any other rights or the pursuit of any other remedies for the breach of this Agreement or with respect to any misrepresentations or breaches of representations, warranties or covenants by either the Seller or FBC.

                  5.8 Existence. The Seller will take such action as may be necessary to maintain, preserve, renew and keep in full force and effect the Seller's existence (corporate or otherwise), rights and franchises to the Closing Date.

          ARTICLE 6.0   GENERAL MATTERS.

                  6.1 Survival of Representations and Warranties and Related Agreements. All of the terms, conditions, warranties, representations, covenants, indemnities and agreements contained in or made pursuant to this Agreement shall survive the Closing and the indemnity provisions of Sections
5.7 shall be valid and effective for a period of one (1) year after the Effective Time, notwithstanding any investigation made by or knowledge of any of the Parties to this Agreement or any of their respective successors or assigns. All covenants of the Parties that are to be performed after Closing shall continue and expire in accordance with their respective terms. If at the end of any of such period or term, a claim has been asserted hereunder and still is pending or unresolved, such period or term shall continue to survive until the claim finally is terminated or otherwise resolved.

                  6.2 Covenant Not to Disclose. The Seller hereby covenants and agrees, that as the owner and operator of the Business of the Seller, it possesses certain data and knowledge of operations of the Business of the Seller that are proprietary in nature and confidential. The Seller covenants and agrees and will use its best efforts to require that the stockholders, directors and officers of the Seller covenant and agree, that they will not, at any time after the Closing, reveal, divulge or make known to any person (other than FBC) or use for their own account or for the account of any person, firm, corporation or other organization, any confidential or proprietary customer list, vendor list, sales method, record, data, trade secret, pricing policy, bid amount, bid strategy, rate structure, personnel policy, method or practice of soliciting or obtaining or doing business by the Seller or any business know-how or other confidential or proprietary information whatsoever relating to the Seller or, whether or not obtained with the knowledge and permission of FBC (exclusive of any information which at the time of disclosure is generally available to and known by the public, other than as a result of any unauthorized disclosure by the Seller, its stockholders, directors or officers).

Asset Purchase Agreement
Page 26



                  6.3 Non-Interference Agreement. The Seller will not, and will use its best efforts to prevent its stockholders, directors and officers from, at any time after the Closing, directly or indirectly, for whatever reason, whether for their own account or for the account of any other Person or other organization: (i) engage in any activity that would compete with the business of FBC in the market areas in which the Seller does business; (ii) solicit, employ or otherwise interfere with any of the Seller's or FBC's existing or potential contracts or relationships with any customer, affiliate, employee, officer, director, supplier, vendor or any independent contractor whether the person is employed by or associated with the Seller or with FBC on the Closing Date or at any time thereafter; or (iii) solicit or otherwise interfere with any existing or proposed contract between the Seller or FBC and any other party whatsoever, all for a period of the later of one (1) year from the Closing Date or the date of termination of their respective employment agreements. The non-competition provisions set forth in this Section 6.3(i) shall not apply to Mr. Marc Tewey should he become employed other than as set forth in Section 6.5(b) as a beverage analyst for an investment banking firm.

                  6.4 Use of the Seller's Name. The Seller hereby agrees that after the Closing FBC shall have the right to use the Seller's name, logos, brand identities and all other intellectual property set forth in
Schedule 2.1.

                  6.5   Employment

                        (a) Employment. Except as otherwise set forth below, no employees of the Seller as of the effective time of the Closing shall become employees of FBC.

                        (b) Employment Agreement. On the Closing Date, FBC shall execute an employment agreement with Mr. Marc Tewey in the form as set forth as Exhibit D, attached hereto and made a part hereof, which shall commence upon the Closing Date. Said employment agreement shall be separate and independent from this Agreement and such employment agreement shall stand alone and not be connected in its operation or with respect to the rights and remedies of the Parties thereto.

                  6.6 Failure to Fulfill Conditions. In the event that either of the Parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it promptly will notify the other party. Each party promptly will inform the other party of any facts applicable to it that would be likely to prevent or materially delay approval of the purchase of the Assets by any governmental authority or third party or that would otherwise prevent or materially delay completion of the purchase of the Assets.

Asset Purchase Agreement
Page 27



                  6.7 Common Stock Restrictions. Except with the prior written consent of FBC, the FBC Common Stock to be delivered to the Seller at the Closing shall not be sold, pledged, hypothecated, gifted or otherwise transferred or disposed of until the date which is the 181st, 271st, and 366th day after the Closing Date (as set forth in Section 2.5(b) hereof), and all certificates representing such shares of Common Stock shall contain a legend to such effect, as set forth in Section 3.16(g).

          Article 7.0   Conditions to Obligations of FBC to Consummate.

                  The obligations of FBC to consummate the Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by FBC of each of the following conditions:

                  7.1 Representations and Warranties. The representations and warranties of the Seller contained herein shall be true, complete, and accurate in all material respects on the date of this Agreement and on the Closing Date as though such representations and warranties were made at and on such date.

                  7.2 Performance. The Seller shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by them at or prior to the Closing.

                  7.3 Consents and Approvals. All necessary consents and approvals of any governmental authority or any third party (including but not limited to Signet Bank/Maryland) required for consummation of the transactions contemplated by this Agreement shall have been obtained.

                  7.4 Stockholder Approval. The stockholders of the Seller and, if deemed necessary by FBC, the stockholders of FBC, shall have approved the Agreement by the vote required by applicable law after full disclosure of the terms and conditions of this Agreement and the transactions contemplated hereby.

                  7.5 Delivery of Documents. At or before the Closing, the Seller shall have executed and delivered to FBC certain documents, including, but not limited to: (i) a certificate dated the Closing Date executed by the President and Secretary of the Seller evidencing compliance with the conditions set forth in this Article 7; (ii) the Bill of Sale and Assignment of Assets as set forth in Exhibit A hereto; (iii) copies of all notices to creditors and other evidence of compliance with Section 6-105 of the Maryland Commercial Code, satisfactory in form and substance to FBC; (iv) the receipt from the Seller for the delivery of the FBC Common Stock; (v) the opinion of Venable, Baetjer & Howard, LLP, counsel to the Seller, addressed to the Board of Directors of FBC, substantially in the form of

Asset Purchase Agreement
Page 28



Exhibit E; (vi) evidence of the termination or renegotiation of the Contracts satisfactory to FBC in form and substance, as set forth in Schedule 7.5; (vii) the Employment Agreement substantially as set forth in Exhibit D executed and delivered by Mr. Tewey; (viii) evidence satisfactory to FBC that all Liens on the Assets have been terminated by the lienholders; and (ix) such other documents as FBC or its counsel may reasonably require. All such documents shall be in form and substance satisfactory to FBC. The Seller agrees to use its best efforts to ensure that the conditions set forth herein are satisfied.

                  7.6 No Litigation. None of the Parties hereto shall be a party to, or shall have received notice of, any suit, claim or proceeding or threatened suit, claim or proceeding to enjoin or restrain any or all of the transactions contemplated herein or to nullify or render ineffective all or any part of such transactions if accomplished or alleging Damages in connection therewith.

                  7.7 Payment of Creditors. The Seller shall have notified and paid, or provided for the payment or discharge, in full, of all creditors of the Seller as of the Closing Date and shall have provided to FBC at the Closing a list of such creditors, which list shall contain the name, address, claim and payment status of all such creditors.

                  7.8 No Material Adverse Change. No change, event, development or combination of developments shall have occurred that, individually or in the aggregate, has resulted in or could reasonably be expected to result in a material adverse change in the Assets of the Seller.

          ARTICLE 8.0   CONDITIONS TO OBLIGATIONS OF THE SELLER TO CONSUMMATE.

                  The obligations of the Seller to consummate this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by the Seller of each of the following conditions:

                  8.1 Representations and Warranties. The representations and warranties of FBC contained herein shall be true, complete, and accurate in all material respects on the date of this Agreement and on the Closing Date as though such representations and warranties were made at and on such date.

                  8.2 Performance. FBC shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

Asset Purchase Agreement
Page 29



                  8.3 Consents and Approvals. All necessary consents and approvals of any governmental authority or any third party required for consummation of the transactions contemplated by this Agreement shall have been obtained.

                  8.4 Officers' Certificate. FBC shall have delivered to the Seller a certificate signed by a duly authorized officer, dated the Closing Date, certifying the fulfillment of the conditions specified in Sections 8.1 and 8.2 of this Agreement.

                  8.5 Payment of FBC Common Stock. Against receipt of the executed Bill of Sale and Assignment of Assets, FBC shall have delivered to the Seller on the Closing Date the FBC Common Stock as set forth in Section 2.5(a) hereof.

                  8.6 Employment Agreement. FBC shall have executed the Employment Agreement at the Closing in the form of Exhibit D, attached hereto.

                  8.7 No Litigation. None of the parties hereto shall be a party to, or shall have received notice of, any suit, claim or proceeding or threatened suit, claim or proceeding to enjoin or restrain any or all of the transactions contemplated herein or to nullify or render ineffective all or any part of such transactions if accomplished or alleging Damages in connection therewith.

                  8.8 Delivery of Documents. At or before the Closing, FBC shall execute and deliver to the Seller all other documents contemplated by this Agreement.

          ARTICLE 9.0   TERMINATION.

                  9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of the Seller and, if required, the stockholders of FBC:

                        (a) by mutual consent of the Boards of Directors of the FBC and the Seller; or

                        (b) by either FBC or the Seller if, without fault of such terminating party, the Agreement shall not have been consummated on or before February 28, 1998, unless extended by mutual written consent; or

                        (c) by FBC if any condition to its obligations as set forth in Article 7.0 shall become incapable of fulfillment or have not been fulfilled prior to or on the Closing Date and shall not have been waived by FBC in writing, or by the Seller if any of the conditions to the obligations of the Seller set forth in Article 8.0 shall have become

Asset Purchase Agreement
Page 30



incapable of fulfillment or have not been fulfilled prior to or on the Closing Date and shall not have been waived by the Seller in writing; provided that neither party may terminate this Agreement hereunder if it is in material breach of any of its representations, warranties, covenants or agreements in this Agreement; or

                        (d) by FBC, in the event of a material deterioration of the Assets of the Seller, in FBC's sole discretion; or

                        (e) by FBC or the Seller upon a material breach of a representation or warranty by the other or the failure to perform any covenant or agreement contained herein, if such breach or failure to perform shall not have been cured within fifteen (15) calendar days after receipt by the breaching party of notice of such breach from the non-breaching party.

                  9.2 Procedure and Effect of Termination. In the event of termination and abandonment of the Agreement by FBC or the Seller pursuant to
Section 9.1, written notice thereof shall forthwith be given to the other and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein, the obligations stated in this
Section 9.2 and in Sections 5.4(b), 5.6, and 9.3 shall survive any such termination for the periods therein stated, if any. No termination of this Agreement under Section 9.1(c) or (e) for any reason or in any manner shall release, or be construed as so releasing, any Party hereto from any liability or damage to the other Party hereto arising out of, in connection with, or otherwise relating to, directly or indirectly, such Party's material breach, such Party's material default or such Party's failure in performance of any of its material covenants, agreements, duties or obligations arising hereunder.

                  9.3 Payment of Expenses and Termination. Other than as expressly provided elsewhere in this Agreement, whether or not the Agreement shall be consummated, all costs and expenses, including all Taxes required to be paid prior to Closing, incurred in connection with this Agreement will be paid by the Party incurring such expenses.

          ARTICLE 10.0  MISCELLANEOUS.

                  10.1 Further Assurances. From time to time, and without further consideration, each of the Parties hereto agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement, the Asset sale and the transactions referred to herein or contemplated hereby and to vest good, valid and marketable title to the Assets transferred in connection herewith or as reasonably requested by the other Party to perfect or evidence its rights hereunder. Each Party promptly will

Asset Purchase Agreement
Page 31



notify the other Party of any information delivered to or obtained by such Party that would prevent the consummation of the transactions contemplated by this Agreement, or would indicate a breach of the representations, warranties or covenants of any of the Parties to this Agreement.

                  10.2 Notices. Any notices hereunder shall be deemed sufficiently given by one Party to another only if in writing and if and when delivered or tendered either in person or as of one (1) Business Day after sent by recognized overnight service for next day delivery, with all costs prepaid, or as of five (5) Business Days after deposit in the United States mail, registered or certified, with postage prepaid, addressed as follows:


                  If to FBC:

                  Frederick Brewing Co.
                  4607 Wedgewood Blvd.
                  Frederick, Maryland  21703
                  ATTN:  Kevin E. Brannon, Chairman of the Board and
                            Chief Executive Officer

                  and a copy to:

                  Elias, Matz, Tiernan & Herrick L.L.P
                  734 15th Street, N.W., 12th Floor
                  Washington, D.C.  20005
                  ATTN:  Jeffrey A. Koeppel, Esq.

                  If to the Seller:

                  Brimstone Brewing Company
                  3701 Dillon Street
                  Baltimore, Maryland  21224-5244
                  ATTN:  Marc Tewey
                           President

                  and a copy to:

                  Michael J. Baader, Esq.
                  Venable, Baetjer & Howard, LLP
                  1800 Mercantile Bank and Trust Building
                  2 Hopkins Plaza
                  Baltimore, Maryland  21201

Asset Purchase Agreement
Page 32



or to such other address as the Party addressed shall have previously designated by written notice to the serving Party, given in accordance with this Section; provided, however, that a notice not given as above shall, if it is in writing, be deemed given if and when actually received by the Party to whom it is required or permitted to be given.

                  10.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Maryland. Except as prohibited by applicable law, each Party hereby waives any right it may have to a trial by jury in any litigation directly or indirectly arising out of, under, or in connection with this Agreement. This waiver is knowingly, intentionally and voluntarily made by each Party, and each Party acknowledges that no representative, agent or attorney of either Party has made any representations of fact to induce this waiver of trial by jury or in any way to nullify or modify its effect. The Parties each hereby agree that this Agreement constitutes a written consent to waiver of trial by jury.

                  10.4 Severability. Should any term or provision or portion of such provision of this Agreement be invalid or unenforceable because of the scope thereof or the period covered thereby or otherwise, such term, provision or portion of such provision shall be deemed to be reduced and limited to enable FBC or the Seller to enforce it to the maximum extent permissible under the laws and public policies applied under the jurisdiction in which enforcement is sought. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement which shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such terms or provisions in any other jurisdiction.

                  10.5 Entire Agreement; Amendment. This Agreement (including the exhibits hereto and the lists, schedules and documents delivered pursuant hereto) is intended by the Parties to and does constitute the entire agreement of the Parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the Parties, including the non-binding letter of intent by and among FBC and the Seller dated as of November ___, 1997 and the non- binding employment offer dated November ___, 1997. If there is any question of interpretation or if there are or appear to be inconsistencies between this Agreement and any Schedule or Exhibit hereto the terms of this Agreement shall govern. This Agreement may not be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by an authorized executive officer of the Party against which enforcement of the amendment, modification, waiver, discharge or termination is sought.

Asset Purchase Agreement
Page 33



No waiver of the breach of any provision or term of this Agreement shall be deemed or construed to be a waiver of other or subsequent breaches.

                  10.6 Assignment, etc. Except for the assignment of certain rights under this Agreement by FBC to any affiliate thereof, the rights and obligations of any of the Parties to this Agreement may not be assigned without the prior written consent of the other Parties to this Agreement, and any assignment made in violation of the foregoing shall be void and have no legal effect. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors, assigns, heirs, executors and administrators, but nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the Parties hereto. All section headings used herein are for convenience and ease of reference only and do not constitute part of this Agreement and shall not be referred to for the purpose of defining, interpreting, construing or enforcing any of the provisions of this Agreement. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Party or parties to this Agreement may require.

                  10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            IN WITNESS WHEREOF, FBC and the Seller have caused this Agreement to be duly executed and delivered under seal, by their respective authorized officers, on the date first above written.


                                          FREDERICK BREWING CO.

Witness:                                  By:
            ---------------------               -----------------------------
            Marjorie J. McGinnis                Kevin E. Brannon
            Assistant Secretary                 Chief Executive Officer

                                          BRIMSTONE BREWING COMPANY

Witness:                                  By:
            ---------------------               -----------------------------
                                                Marc Tewey
                                                President

                                          STOCKHOLDERS OF BRIMSTONE
                                             BREWING COMPANY


Witness:                                  By:
            ---------------------               -----------------------------
                                                Marc Tewey
                                                No. of Shares:
                                                              ----------

Asset Purchase Agreement
Page 34




Witness:                                  By:
            ---------------------               -----------------------------
                                                Michael Tewey
                                                No. of Shares:
                                                              ----------